Exhibit 10.24

AN AGREEMENT is made the 10th day of July, Two Thousand and Six.

Parties	BETWEEN the Landlord and the Tenant more particularly described and set out in the First Schedule hereto.

WHEREAS:

Premises

1.       The Landlord shall let and the Tenant shall take ALL THAT the premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as “the said premises”) (TOGETHER with the furniture fixtures fittings equipment (hereinafter called “the said furniture”) now thereat details whereof are contained in the Fourth Schedule hereto) (if any) AND together with the use in common with the Landlord and all others having the like right of the entrances, staircases, landings, passages and lavatories (if any) in the building of which the said premises form part (hereinafter called “the said building”) in so far as the same are necessary for the proper use and enjoyment of the said premises And Together Also with the use in common as aforesaid of the lift escalators and other facilities (if any) whenever the same shall be operating for the term and at the rent more particularly described and set out in the Third Schedule hereto.

Agreement by Tenant	2. The Tenant to the intent that the obligations hereunder shall continue throughout the said term of tenancy hereby covenants with the Landlord as follows:

To pay rent	(a) To pay the said rent in advance without any deduction and on the days and in manner hereinbefore provided for payment thereof.

To pay rates, Government Rent

(b)     To pay and discharge all rates, taxes, government rents (if any) assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed or charged by the Government of Hong Kong Special Administrative Region or other lawful authority upon the said premises or upon the owner or occupiers thereof (Property Tax (if any) only excepted).

To pay other outgoing

(c)     To pay and discharge all charges for gas, water, electricity, telephone rental and other outgoings now or at any time hereafter consumed by the Tenant and chargeable in respect of the said premises and to make all necessary deposits therefor.

To pay management and other charges

(d)     To duly pay or discharge the management fee as set out in the Third Schedule hereto or otherwise all periodical maintenance management or service charges in respect of the said premises payable by the owner or occupier of the said premises in accordance with the provisions of the Deed of Mutual Covenant and Management Agreement of the said building.

To keep interior in repair

(e)     To keep all the interior of the said premises including the flooring and interior plaster or other finishes or rendering to walls, floors, windows and ceilings and the said furniture (if any) and the Landlord’s fixtures therein including all doors, windows, drains, pipes, electrical installations and wirings in good, clean tenantable repair and condition and properly preserved and painted and so to maintain the same at the expense of the Tenant and shall take all precautions to prevent the said premises, the furniture and fixtures (if any) from being damaged by fire, water, storm, typhoon and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition aforesaid. The Tenant shall also repair and replace any window broken or damaged whether or not the damage is caused by the Tenant’s default.

To be responsible for loss or damage caused by Interior Defects

(f)      To be wholly responsible for any loss, damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

To permit Landlord to enter and view

(g)     To permit the Landlord and all persons authorized by it at all reasonable times to enter and view the state of the said premises, to take inventories of the fixtures and fittings therein, to carry out any necessary works or repairs which are required to be done and, during the last three months of the said term, to show the said premises to prospective tenants or purchasers without interruption to the operation of the Tenant’s business.

To permit Landlord to repair other premises

(h)     To permit the Landlord and all persons authorized by him at all reasonable times to enter and carry out any works or repairs in respect of other premises in or any part of the external walls of the said building PROVIDED that in this connection the Landlord shall be responsible to make good all damage done to the said premises.

To execute repairs on receipt of notice

(i)      On receipt of any notices from the Landlord or its authorized representatives specifying any works or repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible dispatch and without any delay. If the Tenant shall not within 14 days after service of such notices proceed with the execution of such repairs the Landlord may enter upon the premises and execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by legal action or to be deducted from the deposit.

Not to erect install or alter partitioning fixtures, etc.

(j)      Not without the previous written consent of the Landlord, which consent shall not be unreasonably withheld and relevant government authorities to erect, install or alter any fixtures, partitioning or other erection or installation outside or within the said premises or any part thereof except for dismantling and removing the partition wall between Units 03 and 04 as shown on the plan annexed hereto.

Not to cut injure maim walls etcs.

(k)     Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors, windows, walls, beams structural members or any part of the fabric of the said premises nor any of the plumbing or sanitary apparatus or installations included therein.

User of premises

(l)      Not to use the said premises for any purpose other than for the purpose and under the name as described and set out in the Third Schedule hereto and not to prepare or permit to be prepared any food in the said premises.

Not to produce music or noise

(m)    Not to produce or permit or suffer to be produced any music noise (including sound produced by broadcasting audible outside or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be a nuisance or annoyance to occupiers of other premises in the said building or in the neighbourhood.

Not to permit any nuisance or annoyance

(n)     Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring building.

Not to breach Government Lease terms or cause Insurance to be avoided or premium increased

(o)     Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the said building is held from the Government or whereby any insurance of the said building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided That if as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such insurance shall be increased, the Landlord shall entitled at his option either to terminate this Agreement or to continue the same upon payment by the Tenant of the increased premium and upon such other terms and conditions as the Landlord may, at his discretion think fit to impose.

Not to keep arms or combustible or hazardous goods on premises	(p) Not to keep or store or permit or suffer to be kept or stored on or in the said premises any arms ammunition gunpowder saltpetre kerosene or other explosive or combustible or hazardous goods.

Not to permit illegal or immoral use	(q) Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose.

Not to display signs

(r)      Not to affix or display or permit or suffer to be affixed or displayed within or outside the said premises any signboard, sign decoration or other device whether illuminated or not which may be visible from outside the said premises without the written consent of the Landlord first had and obtained which consent shall not be unreasonably withheld and such signboard shall not exceed 16 inches x 10 inches.

Not to encumber or obstruct passages and common areas

(s)     Not to encumber or obstruct or permit to be encumbered or obstructed with any boxes, packaging or obstruction of any kind or nature any of the entrances, staircases, landings, passages, lifts (if any) lobbies or other parts of the said building in common use and not to leave rubbish or any article or thing in any part of the said building not in the exclusive occupation of the Tenant.

To observe Deed of Mutual Covenant

(t)      Not to do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of the covenants terms and provisions in the Deed of Mutual Covenant Sub-Deed of Mutual Covenant and Management Agreement or any house rules (if any) relating to the said building so far as they relate to the occupation of the said premises and to indemnify the Landlord against the breach non-observance or non-performance thereof.

Not to assign underlet

(u)     Not to assign, underlet, part with or share the possession o f or transfer the said premises or any part thereof or any interest therein to and with other persons, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement shares or obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor. This Tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless previously approved in writing by the Landlord be deemed to be breaches of this Clause:

(i) In the case of tenant which is a partnership, the taking in of one of more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)     In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(iii)   In the case of a Tenant which is a corporation, any take-over, reconstruction, amalgamation, merger or voluntary liquidation, or any change in shareholding or in the person who owns a majority of its voting shares or who otherwise has effective control of ultimate beneficial ownership.

(iv)    The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(v) The change of the Tenant’s business name without the previous written consent of the Landlord.

To comply with Ordinances etc.	(v) To obey and comply with and to indemnify the Ordinances etc. Landlord against the breach of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use, occupation and enjoyment of the said premises by the Tenant or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto.

To pay cost of cleaning drains etc.	(w) To pay to the Landlord on demand all costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up.

To protect interior from approaching typhoon	(x) To take all reasonable precautions to protect the interior of the said premises against damage by storms or typhoons or the like.

Re-instate premises

(y)     Unless the Landlord otherwise agrees in writing, to re-instate and restore the said premises to their original condition as at the commencement of the Tenancy Agreement dated 6th August 1998 when the Tenant was first given possession of the Premises and to make good all damage caused or occasioned by the erection and removal of alterations partitions or other erections at the expiration or sooner determination of this tenancy, unless otherwise agreed between the Landlord and the Tenant.

To yield up premises

(z)     Quietly to yield up vacant possession of the premises together with all fixtures, fittings and additions therein and thereto and the said furniture (if any) at the expiration or sooner determination of this tenancy in good clean tenantable repair and condition (fair wear and tear excepted) in accordance with the stipulations hereinbefore contained Provided That where the Tenant has made any alteration or installed any fixtures or additions to the said premises (whether of a non-structural or structural nature) with or without the Landlord’s written consent the Landlord may at its discretion require the Tenant to remove or do away with such alterations fixtures or additions or any part or portion thereof, to make good any damage caused by such alternation or installation (including but not limited to holes on the ceiling walls or floors of the said premises caused by insertion of nails), and to reinstate the said premises to its original state and condition as at the commencement of the Tenancy Agreement dated 6th August 1998 (fair wear and tear and removal or installation of electrical or telephone plugs and installation of blinds excepted).

Pests and infestation

(aa)   To take all reasonable steps and precautions to the satisfaction of the Landlord to prevent the said premises or any part thereof from becoming infested by termites rats mice cockroaches or any other pests or vermin.

Sleeping or Domestic Use

(bb)   If the user of the said premises is for the Tenant’s business only, not to use the said premises or any part thereof as sleeping quarter or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain in the said premises overnight unless with the Landlord’s prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises and the names of the watchmen shall first be notified to and registered with the Landlord.

To be responsible for contractors, servants, agents and licensees

(cc)   To be responsible to the Landlord for the acts, neglects, defaults and omission of all contractors, servants, agents, licensees, guests, visitors or customers of the Tenant as if they were the acts, neglects, defaults and omission of the Tenant himself and for the purpose of this Agreement, “Licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant express or implied.

(dd)   Before or upon expiry or sooner determination of the tenancy hereby created, to surrender to the Landlord possession of the said premises and all keys giving access to all parts of the said premises held by the Tenant and to remove at the Tenant’s expense all lettings and characters from all the doors, walls or windows of the said premises and to repair in a proper and workmanlike manner any damage caused by such removal.

Landlord’s Agreement	3. The Landlord hereby agrees with the Tenant as follows:

Property Tax	(a) To pay the Property Tax attributable to or payable in respect of the said premises.

Quiet Enjoyment

(b)     That the Tenant paying the rent and the management fee hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the covenants agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed shall peacefully hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

Capital expenses	(c) To be responsible for payments under the Deed of Mutual Covenant and Management Agreement which are of a capital and/or non-recurring nature.

4. IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED as follows:

Re-entry on default

(a)     If the rent and/or management and maintenance charges hereby agreed to be paid or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the covenants, agreements, stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation (save the voluntary liquidation of a solvent company for the purposes of amalgamation or reconstruction) or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on’ the said premises or otherwise on the Tenant’s goods, or the Tenant continues to cause unnecessary annoyance, inconvenience or disturbance to the Landlord after warning in writing has been served by the Landlord on the Tenant and for the purpose of this Clause, persistent failure to pay rent as and when it falls due shall be regarded as causing unnecessary inconvenience to the Landlord, then and in any such case subject to the provision of Section 58 of the Conveyancing and Property Ordinance (Cap.219) it shall be lawful for the Landlord at any time thereafter to re-enter the said premises or any part thereof in the name of the whole hereupon this Agreement shall absolutely cease and determine and the deposit so paid hereunder and as more particularly described and set out in the Third Schedule shall be forfeited to the Landlord to such extent as to compensate any loss in rental and other charges suffered by the Landlord resulted from such re-entry but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the said covenants, agreements, stipulations, terms and conditions herein contained and on the Tenant’s part to be observed and performed.

Notice of re-entry

(b)     A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

Landlord not liable for overflow of water etc.

(c)     The Landlord shall not be under any liability to the Tenant or to pay any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other calamity or any substance or thing from anywhere within the said building and the Tenant shall fully and effectually indemnify the Landlord from and against all actions, claims and/or

Tenant to indemnify Landlord against certain claims

         demands made against the Landlord by any person for nuisance, occupiers liability or any other liabilities arising in the Premises and in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any calamity or any other substance or thing from the said premises owing to the neglect or default of the Tenant his servants, agents, licensees or to the defective or damaged condition of the interior of the said premises for which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

For purposes of Distraint Rent in arrear not paid in advance on due date

(d)     For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance, (Chapter 7) and of these presents, the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner herein provided for payment thereof.

Condoning by Landlord not operate as waiver

(e)     No condoning, excusing or waiving by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Landlord can exhibit Letting Notice during last 3 months of term

(f)      During the last three (3) months of the term hereby created, the Landlord shall be at liberty to affix exhibit and maintain without interference upon any external part of the’ said premises a notice stating that the said premises are to be let and such other information in connection therewith where the Landlord shall think fit and the Tenant shall with reasonable prior notice and during normal hours allow the Landlord’s prospective tenant(s) accompanied by the Landlord or his agent to inspect the said premises without interruption to the operation of the Tenant’s business.

Service of Notice

(g)     Any notice to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant’s last known place of business or residence in Hong Kong and, if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the Landlord’s last known place of business or residence in Hong Kong or other address which the Landlord may notify to the Tenant from time to time.

Service of Legal proceedings

(h)     Any original process including writ or originating summons or otherwise and any other summons or notices in connection with this Agreement to be served on the Tenant by the Landlord in any legal proceedings or action commenced in any court or tribunal shall be deemed to have been duly and sufficiently served on the Tenant forty-eight (48) hours after having been sent by ordinary prepaid post to the Tenant at his registered office or usual place of business or abode or at the address of the said premises.

Tenant agrees to take out proper insurance	(i) The Tenant shall take out and maintain a policy or policies of insurance against the risks of fire and water with an insurance company.

Events deemed to be breach of condition

(j)      Without prejudice to the generality and effect of Clause 4(a) of this Agreement, if any of the following events or state of affairs should happen or occur, the Tenant is deemed to have committed a breach of condition of this Agreement:

(i) The Tenant becoming bankrupt;

(ii) The Tenant being a corporation, going into liquidation;

(iii) The Tenant making any composition or arrangement with creditors;

(iv) The Tenant suffering any execution to be levied on the said premises or otherwise on his goods; and

(v) The Tenant being otherwise insolvent.

Stamp Duty & Costs	(k) Stamp duty and registration fees payable at the Land Registry on this Agreement and its counterpart shall be borne by the parties hereto in equal shares and each party shall bear its own costs.

Legal Costs for enforcement

(l)      The Tenant shall reimburse or pay to the Landlord all reasonable expenses and charges (including legal costs on a solicitors and client basis) incurred by the Landlord in connection with the demand for payment of any rent in arrear or any outstanding sum to be payable by the Tenant hereunder and enforcement of any other provisions and terms herein.

Surcharge

(m)    If the Tenant fails to pay any rent or any other sum payable hereunder within 7 days as and when they fall due, then, without prejudice to any other right or remedy available to the Landlord for such default, the Tenant shall pay to the Landlord interest on the defaulted sum at, whichever is highest, 2% per month or 2% above the prime rate quoted by The Hongkong and Shanghai Banking Corporation Limited or 2% above one month HIBOR RATE from time to time calculated on a daily basis from the date when such sum falls due to the date of actual payment.

Definitions

(n)     Unless the context otherwise requires, words herein importing the masculine feminine or neuter gender shall include the others of them and words herein in the singular shall include the plural and vice versa and the terms “Landlord” and “Tenant” shall include their successors in title (if applicable).

Marginal Notes

(o)     The marginal notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or be in any way affected or limited thereby.

Key Money

5.      The Tenant hereby expressly declares that for the grant of the said term no key money or premium or other consideration other than considerations herein expressly provided has been paid or will be payable to the Landlord or to any person.

Suspension of rent in case of fire etc.

6.      In the event that the said premises or the said building or a substantial part thereof shall at any time during the tenancy be inaccessible or so destroyed or damaged owing to fire water storm wind typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to the act or default of the Tenant so as to be rendered unfit for use and- occupation or being declared unfit for use and occupation or is inaccessible and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the said premises or said building shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the said premises or the said building then the rent hereby stipulated or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the said premises or said building shall again be rendered accessible or fit for occupation and use as the case may be And the Landlord shall pay to the Tenant the amount of any such abatement insofar as the rent shall have been paid in advance provided the amount of such abatement shall be such sum as shall either be agreed between the parties in writing or in the event of failure of the parties to reach agreement by a single arbitrator in accordance with the provisions of the Arbitration Ordinance (Cap.341) or any statutory modification or re-enactment thereof for the time being in force AND provided always that the Landlord shall be under no obligation to reinstate the said premises whatsoever and provided that if for any of the above causes the said premises are declared unfit for use and occupation or shall remain subject to the said closure order or otherwise remain uninhabitable and not reinstated for a period of three months, either party may forthwith or within a reasonable time from the occurrence of such damage or destruction or order give to the other of them notice in writing to terminate this present Agreement and the tenancy and everything herein contained shall determine as from the date of occurrence of such destruction or damage or order or of the premises becoming inaccessible but without prejudice to either party’s rights and remedies against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

Tenant’s Deposit	7.

(a)     The Tenant shall on the signing hereof deposit and maintain with the Landlord a rental deposit in the sum as set out in the Third Schedule hereto to secure the due observance and performance by the Tenant of agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant with power for the Landlord, without prejudice to any other right or remedy hereunder to have the deposit forfeited as provided in Clause 4(a) hereof and to deduct from the deposit the amount of any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such agreements stipulations terms or conditions to remedy such non-observance or non-performance and in which event, the Tenant shall, as a condition precedent to the continuation of this tenancy deposit with the Landlord the amount so deducted failing which the Landlord shall forthwith be entitled to re-enter the said premises as provided in Clause 4(a).

Repayment of deposit

         Subject to as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord within fourteen (14) days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within fourteen (14) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the said agreements, stipulations terms or conditions and on the part of the Tenant to be observed and performed whichever is the later.

(b)     During the said term the Tenant shall maintain the said deposit at a sum equal to three months’ rent and three months’ management fee and three months’ rates and if the management fee and rates shall be increased, the Tenant shall forthwith pay to the Landlord the additional amount to make up such deposit.

Transfer of Deposit to Assignee	8.

(a)     If at any time during the said term the Landlord shall assign the said premises subject to and with the benefit of this Agreement and transfer to the assignee thereof the deposit mentioned in Clause (7) hereof then upon the assignee agreeing to refund the said deposit to the Tenant in accordance with the terms hereof, the Landlord shall be absolutely discharged and released from its obligation to refund the said deposit to the Tenant and the Tenant shall have no claim against the Landlord in respect thereof.

(b)     The Tenant hereby irrevocably consents to such transfer of deposit aforesaid and undertakes and agrees to enter into an agreement in such form, with such party or parties and at such time as the Landlord may think fit to give better effect to the provisions of this Clause 8.

Special Conditions

9.      The parties agree that they shall be bound by the terms and conditions (if any) as set out in the Fifth Schedule hereto. In case of conflict between the Fifth Schedule and the terms herein, the Fifth Schedule shall prevail.

THE FIRST SCHEDULE ABOVE REFERRED TO

(NAMES ADDRESSES AND DESCRIPTION OF PARTIES HERETO)

LANDLORD:	SUN WAH MARINE PRODUCTS (HOLDINGS) LIMITED whose registered office is situate at 215-239 Wu Shan Road, Sun Wah Centre, Tuen Mun, New Territories, Hong Kong

TENANT:	CHINA TYPE DESIGN LIMITED and ABACUS SYSTEMS COMPANY LIMITED whose registered address is situate at Rooms 2403-04, 24/F, Yardley Commercial Building, 3 Connaught Road West, Sheung Wan, Hong Kong.

THE SECOND SCHEDULE ABOVE REFERRED TO

(DESCRIPTION OF THE SAID PREMISES)

ALL THOSE COMMERCIAL/OFFICE UNITS in ROOM 2403 and 2404 on the 24TH FLOOR (excluding the external walls thereof) of the Building now known as YARDLEY COMMERCIAL BUILDING (            ) NO.3 CONNAUGHT ROAD WEST, HONG KONG situated and standing on ALL THOSE piece or parcel of ground registered in, the Land Registry as THE REMAINING PORTION OF MARINE LOT NO.426, THE REMAINING PORTION OF SECTION B OF MARINE LOT NO.425, THE REMAINING PORTION OF MARINE LOT NO.425, THE REMAINING PORTION OF SECTION A OF MARINE LOT NO.425, THE REMAINING PORTION OF SECTION A OF MARINE LOT NO.424 and THE REMAINING PORTION OF MARINE LOT NO.424 which office units are coloured yellow on the plans hereto for identification purpose.

THE THIRD SCHEDULE ABOVE REFERRED TO

(TERM OF LETTING, RENT, ETC.)

Term:	ONE YEAR from the 30th day of June 2006 to the 29th day of June 2007 (both days inclusive).

Rent:	HONG KONG DOLLARS EIGHTEEN THOUSAND THREE HUNDRED NINETY TWO ONLY (HK$18,3 92.00) per month exclusive of management fees, government rates, water charges, electricity charges and all other outgoings payable monthly in advance clear of all deductions on the 1st day of each and every calendar month.

Management fee:	HK$4,326.00 per month in advance subject to revision as determined by the property manager of the Building from time to time during the Term.

Rates :	HK$2,115.00 per quarter subject to revision as determined by the Government from time to time during the term.

Security Deposit:	an amount equivalent to 3 months’ rent, 3 months’ management fee and 3 months’ rates or HK$70,269.00, whichever is higher.

User:	For lawful office use under the trade or business name “China Type Design Limited” and “Abacus Systems Company Limited” only, as is permitted by the Government Lease or conditions, the Deed of Mutual Covenant or Management Agreement or any House Rules, and the Occupation Permit.

THE FOURTH SCHEDULE ABOVE REFERRED TO

(INVENTORY OF FURNITURE)

As per photographs attached to the Tenancy Agreement dated 6th August 1998 and the exception attached to the Tenancy Agreement dated 7th June 2000 between the parties hereto.

THE FIFTH SCHEDULE ABOVE REFERRED TO

1.	The Tenant is deemed to be satisfied with the current state and conditions of the said premises and fixtures and finishes (if any) therein and shall take the same on “as-is” basis.

2.	Notwithstanding anything hereinbefore provided all sums payable by the Tenant under this Agreement shall be paid to such person(s) or corporation(s) and in such manner as the Landlord may from time to time designate or prescribe in writing.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto on the day and year first above written.

SIGNED BY Tsoi Sin Lan Mazie	)	For and on behalf of
for and on behalf of the Landlord	)	SUN WAH MARINE PRODUCTS (HOLDINGS) LIMITED
in the presence:	)	/s/ Tsoi Sin Lan Mazie
Authorized Signatory

SIGNED BY Chin Tak Chiu	)	For and on behalf of
for and on behalf of the Landlord	)	CHINA TYPE DESIGN LIMITED
in the presence:	)	/s/ Chin Tak Chiu

RECEIVED the day and year first above written from the	)	For and on behalf of
tenant the sum of DOLLARS ONE THOUSAND SIX	)	SUN WAH MARINE PRODUCTS (HOLDINGS) LIMITED
HUNDRED FOURTEEN ONLY being the additional	)	/s/ Tsoi Sin Lan Mazie
deposit money for the difference between the security	)	Authorized Signatory
deposit in the previously signed the Tenancy Agreement	)
dated 9th July 2001 and the new deposit in this Tenancy	)
Agreement above expressed to be paid by the Tenant to the Landlord	)	HK$1,614.00

Dated the 10th day of July, 2006

SUN WAH MARINE PRODUCTS (HOLDINGS) LIMITED

and

CHINA TYPE DESIGN LIMITED and

ABACUS SYSTEMS COMPANY LIMITED

TENANCY AGREEMENT

Commercial / Office unit on portion of

Rooms 2403-04 on the 24TH FLOOR

Yardley Commercial Building

No.3 Connaught Road West

Hong Kong

Term:	One (1) year expiring on 29th June 2007

Rent:	HK$18,392.00 exclusive of Rates and Management Fees